UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 31, 2013

American Superconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-19672	04-2959321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Jackson Road Devens, Massachusetts	01434
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 842-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Fiscal 2013 Executive Incentive Plan. On July 31, 2013, the Compensation Committee of the Board of Directors of American Superconductor Corporation (the “Committee”) and the Board of Directors of American Superconductor Corporation (the “Company”) approved an executive incentive plan for the Company’s fiscal year ending March 31, 2014 (“fiscal 2013”). Participants in the plan include the Company’s chief executive officer and all other executive officers. Pursuant to the plan, the Committee designated for each executive officer a target cash incentive amount, expressed as a percentage of the officer’s base salary. The Committee is responsible for determining the payout under the plan to each executive officer except the chief executive officer. The Board of Directors of the Company determines the payout under the plan for the chief executive officer, taking into account the recommendation of the Committee.

The amount of the incentive award actually paid to each executive officer may be less than or greater than the executive’s target cash incentive, with the amount capped at 156% of the target incentive. For each executive officer, individual incentive awards will be determined following the end of fiscal 2013 based on the following factors and their corresponding weightings:

•

the Company’s net loss before adverse purchase commitment (recoveries) losses, net, stock-based compensation, amortization of acquisition-related intangibles, restructuring and impairment charges, changes in fair value of derivatives and warrants, non-cash interest expense, and other unusual charges and any tax effects related to these items for fiscal 2013 as compared to the established target – 40%

•

the executive’s achievement of individual, measurable objectives during fiscal 2013 as determined by the Committee for all executives with the exception of the chief executive officer, who is evaluated by the Board of Directors – 40%

•	the executive’s overall contribution during fiscal 2013 towards the achievement of the Company’s financial and non-financial objectives (subjective performance measure) – 20%

The following table sets forth each executive officer’s target cash incentive for fiscal 2013:

Executive Officer	Title	Target Incentive as % of Base Salary	Target Incentive

Daniel P. McGahn	President and Chief Executive Officer	100%	$500,000

David A. Henry	Senior Vice President, Chief Financial Officer and Treasurer	50%	$156,000

James F. Maguire	Executive Vice President, Operations	75%	$221,250

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 1, 2013, the Company held its Annual Meeting at which the Company’s stockholders took the following actions:

1. The Company’s stockholders elected the following directors to its board:

DIRECTOR	VOTES FOR	VOTES WITHHELD

Vikram S. Budhraja	24,521,642	2,540,014

Richard Drouin	24,495,765	2,565,891

Pamela F. Lenehan	26,043,332	1,018,324

Daniel P. McGahn	26,103,584	958,072

David R. Oliver, Jr.	26,034,809	1,026,847

John B. Vander Sande	21,885,538	5,176,118

John W. Wood, Jr.	24,523,651	2,538,005

There were 23,563,150 broker non-votes for each director.

2. The Company’s stockholders voted to ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year by a vote of 48,956,476 shares of common stock for, 858,969 shares of common stock against and 809,361 shares of common stock abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: August 2, 2013	By:	/s/ David A. Henry
David A. Henry Senior Vice President and Chief Financial Officer

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